 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Principal Financial Officer

On August 20, 2015, the Board of Directors of Lydall, Inc. (“Lydall” or the “Company”) appointed Scott M. Deakin to the position of Executive Vice President and Chief Financial Officer of the Company, effective as of September 8, 2015.

Mr. Deakin, age 49, will be leaving his position as the Executive Vice President and Chief Financial Officer of Ensign-Bickford Industries, Inc., a diversified global manufacturer with operating segments that serve the aerospace & defense, life sciences, specialty chemicals and food & flavoring industries. Mr. Deakin joined Ensign-Bickford in November 2009. From May 2007 to February 2009, Mr. Deakin was the Senior Vice President, Corporate Development of Barnes Group Inc., a multi-billion dollar, international diversified industrial manufacturer of aerospace and industrial components. Prior to joining Barnes, from November 1995 to May 2007, Mr. Deakin held financial and divisional general manager leadership roles within Eaton Corporation, a Fortune 150 industrial manufacturer of transportation, electrical and fluid power components. In his last role at Eaton, Mr. Deakin served as the General Manager of the Power Products Division, a leading global supplier of hydraulic pumps and motors.

Mr. Deakin will be entitled to receive the following compensation and benefits from the Company: (i) an annual base salary of $390,000; (ii) eligibility to participate in the Company’s Annual Incentive Performance Program at 60% of his actual paid base salary in accordance with the terms and conditions of the program; (iii) a sign-on bonus of $216,000; (iv) the grant of a time-based restricted stock award covering 15,000 shares of the Company’s common stock, vesting in three equal annual installments starting on the first anniversary of the date of grant; (v) a monthly car allowance of $1,200; and (vi) other benefits received by similarly situated employees. The time-based restricted stock award is expected to be granted on September 8, 2015.

In connection with his appointment, the Company and Mr. Deakin will enter into an agreement, effective September 8, 2015 (in substantially the form provided to the Company’s other executive officers), specifying the termination benefits to which Mr. Deakin will be entitled in the event that his employment is terminated by the Company without cause. These termination benefits include one year of salary, bonus (calculated as the average over three prior years) and reimbursement of health insurance premiums. If the termination occurs within 18 months following a change in control, or if Mr. Deakin terminates his employment for good reason (as defined in the agreement) within 18 months following a change in control, his termination benefits will be increased to two years of salary, bonus and reimbursement of health insurance premiums, plus accelerated vesting of his equity awards and a prorated portion of his cash target bonus for the year of termination. The Company’s obligation to provide these termination benefits to Mr. Deakin is subject to his execution without revocation of a valid release in substantially the form attached to the agreement. A copy of the agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Deakin and any other person pursuant to which he was appointed to his positions, and Mr. Deakin is not related to any executive officer or director of the Company. Mr. Deakin has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

A copy of the Company’s press release, dated August 21, 2015, announcing the foregoing appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this report:

Exhibit
Number	Description of Exhibit
10.1	Agreement, effective September 8, 2015, between Lydall, Inc. and Scott M. Deakin.
99.1	Press Release, dated August 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

August 21, 2015	By:	/s/ CHAD A. McDANIEL
Chad A. McDaniel
Senior Vice President, General Counsel and
Chief Administrative Officer

- 3 -